LeBoeuf, Lamb, Greene & MacRae
                                     L.L.P.
                                 Goodwin Square
                                225 Asylum Street
                               Hartford, CT 06103



                                                              July 30, 1997


Board of Directors
Information Management Associates, Inc.
One Corporate Drive, Suite 414
Shelton, CT  06484

Gentlemen:

     We have acted as special counsel to Information Management Associates, Inc., a Connecticut corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission on July 30, 1997. The Registration Statement covers 2,385,000 shares of common stock, no par value, of the Company (the "Shares") which are issuable under the Company's following employee benefit plans (collectively, the "Plans"):

     (i) the Information Management Associates, Inc. Amended and Restated 1991 Stock Option Plan;

    (ii) the Information Management Associates, Inc. 1996 Employee and Consultant Stock Option Plan;

   (iii) the Information Management Associates, Inc. 1996 Non-Employee Directors Stock Option Plan; and

    (iv)  the Information Management Associates, Inc. Employee Stock Purchase
          Plan.

     We have examined the originals, or photostatic or certified copies, of the Certificate of Incorporation and By-laws of the Company, records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis of the opinion set forth below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

     Based upon and subject to the foregoing, we are of the opinion that the Shares will, when issued to the Plans' participants pursuant to the Plans and the agreements relating thereto, be validly issued, fully paid and nonassessable.

     We express no opinion as to the laws of any jurisdiction other than the Laws of the United States of America and the Connecticut Business Corporation Act.

     We consent to the filing of this opinion with and as a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission.

                                    Very truly yours,



                                    /s/ LeBoeuf, Lamb, Greene & MacRae
                                    L.L.P.